Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 18, 2025

BHP Group Limited

Pricing Details on BHP Billiton Finance (USA) Limited 5.000% Senior Notes due 2030

Issuer:	BHP Billiton Finance (USA) Limited

Guarantor:	BHP Group Limited

Security:	5.000% Senior Notes due 2030 (the “2030 Notes”)

Principal Amount:	US$1,000,000,000

Guarantor Credit Ratings*:	A1 (stable) by Moody’s Investors Service, Inc.

A- (stable) by Standard & Poor’s Ratings Services

A (stable) by Fitch Ratings Inc.

Expected Note Ratings*:	A1 by Moody’s Investors Service, Inc. A by Fitch Ratings Inc.

Denominations:	US$2,000 and integral multiples of US$1,000

Settlement Date (T+3)**:	February 21, 2025

Guarantee:	Payment of the principal of and interest on the 2030 Notes is fully and unconditionally guaranteed by the Guarantor

Maturity Date:	February 21, 2030

Day Count:	30/360

Day Count Convention:	Following, unadjusted

Interest Rate:	5.000% per annum

Date interest starts accruing:	February 21, 2025

Interest Payment Dates:	February 21 and August 21 of each year, subject to the Day Count Convention, commencing on the First Interest Payment Date

First Interest Payment Date:	August 21, 2025

Benchmark Treasury:	4.25% due January 31, 2030

Benchmark Treasury Price:	99-11 3⁄4%

Benchmark Treasury Yield:	4.393%

Spread to Benchmark Treasury:	62bps

Re-offer Yield:	5.013%

Ranking:	The 2030 Notes are unsecured obligations of the Issuer and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 18, 2025

Governing Law:	New York

Optional Redemption:	Make-Whole Call: at the Treasury Rate plus 10bps at any time before January 21, 2030

Par Call at any time on or after January 21, 2030

Issue Price:	99.943%

Gross Proceeds:	US$999,430,000

Underwriters’ Fee:	0.350%

All-in Price:	99.593%

Proceeds to Issuer:	US$995,930,000

Joint Bookrunners:	Barclays Capital Inc. BofA Securities, Inc. Mizuho Securities USA LLC Santander US Capital Markets LLC SMBC Nikko Securities America, Inc.

Co-managers:	CIBC World Markets Corp. Citigroup Global Markets Inc. Credit Agricole Securities (USA) Inc. DBS Bank Ltd. MUFG Securities Americas Inc. Westpac Banking Corporation

CUSIP:	055451 BJ6

ISIN:	US055451BJ63

*	Ratings may be changed, suspended or withdrawn at any time and are not a recommendation to buy, hold or sell any security.
**

BHP Billiton Finance (USA) Limited expects that delivery of the 2030 Notes will be made to investors on or about February 21, 2025, which will be the third business day following the date of pricing of the 2030 Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2030 Notes prior to the first business day before the delivery of the 2030 Notes will be required, by virtue of the fact that the 2030 Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the 2030 Notes who wish to trade the 2030 Notes prior to the first business day prior to the date of delivery of the 2030 Notes should consult their advisors.

No PRIIPs or UK PRIIPs KID – No PRIIPs or UK PRIIPs key information document (KID) has been prepared as the 2030 Notes are not available to retail in the European Economic Area or the United Kingdom.

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 18, 2025

The communication of this term sheet and any other document or materials relating to the issue of the 2030 Notes is not being made, and this term sheet and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, this term sheet and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This term sheet and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This term sheet and any other document or materials relating to the issue of the 2030 Notes are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this term sheet and any other document or materials relating to the issue of the 2030 Notes relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this term sheet or any other documents and/or materials relating to the issue of the 2030 Notes or any of their contents.

The Issuer and the Guarantor have filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. The offer is being made only by means of a prospectus and related prospectus supplement. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by contacting Barclays Capital Inc. by telephone at +1 (888) 603-5847, BofA Securities, Inc. by telephone at +1 (800) 294-1322, Mizuho Securities USA LLC telephone at +1 (866) 271-7403, Santander US Capital Markets LLC by telephone at +1 (855) 403-3636, or SMBC Nikko Securities America, Inc. by email at prospectus@smbcnikko-si.com.

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 18, 2025

BHP Group Limited

Pricing Details on BHP Billiton Finance (USA) Limited 5.125% Senior Notes due 2032

Issuer:	BHP Billiton Finance (USA) Limited

Guarantor:	BHP Group Limited

Security:	5.125% Senior Notes due 2032 (the “2032 Notes”)

Principal Amount:	US$750,000,000

Guarantor Credit Ratings*:	A1 (stable) by Moody’s Investors Service, Inc.

A- (stable) by Standard & Poor’s Ratings Services

A (stable) by Fitch Ratings Inc.

Expected Note Ratings*:	A1 by Moody’s Investors Service, Inc. A by Fitch Ratings Inc.

Denominations:	US$2,000 and integral multiples of US$1,000

Settlement Date (T+3)**:	February 21, 2025

Guarantee:	Payment of the principal of and interest on the 2032 Notes is fully and unconditionally guaranteed by the Guarantor

Maturity Date:	February 21, 2032

Day Count:	30/360

Day Count Convention:	Following, unadjusted

Interest Rate:	5.125% per annum

Date interest starts accruing:	February 21, 2025

Interest Payment Dates:	February 21 and August 21 of each year, subject to the Day Count Convention, commencing on the First Interest Payment Date

First Interest Payment Date:	August 21, 2025

Benchmark Treasury:	4.375% due January 31, 2032

Benchmark Treasury Price:	99-12 3⁄4%

Benchmark Treasury Yield:	4.476%

Spread to Benchmark Treasury:	72bps

Re-offer Yield:	5.196%

Ranking:	The 2032 Notes are unsecured obligations of the Issuer and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 18, 2025

Governing Law:	New York

Optional Redemption:	Make-Whole Call: at the Treasury Rate plus 15bps at any time before December 21, 2031 Par Call at any time on or after December 21, 2031

Issue Price:	99.588%

Gross Proceeds:	US$746,910,000

Underwriters’ Fee:	0.400%

All-in Price:	99.188%

Proceeds to Issuer:	US$743,910,000

Joint Bookrunners:	Barclays Capital Inc. BofA Securities, Inc. Mizuho Securities USA LLC Santander US Capital Markets LLC SMBC Nikko Securities America, Inc.

Co-managers:	CIBC World Markets Corp. Citigroup Global Markets Inc. Credit Agricole Securities (USA) Inc. DBS Bank Ltd. MUFG Securities Americas Inc. Westpac Banking Corporation

CUSIP:	055451 BK3

ISIN:	US055451BK37

*	Ratings may be changed, suspended or withdrawn at any time and are not a recommendation to buy, hold or sell any security.
**

BHP Billiton Finance (USA) Limited expects that delivery of the 2032 Notes will be made to investors on or about February 21, 2025, which will be the third business day following the date of pricing of the 2032 Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2032 Notes prior to the first business day before the delivery of the 2032 Notes will be required, by virtue of the fact that the 2032 Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the 2032 Notes who wish to trade the 2032 Notes prior to the first business day prior to the date of delivery of the 2032 Notes should consult their advisors.

No PRIIPs or UK PRIIPs KID – No PRIIPs or UK PRIIPs key information document (KID) has been prepared as the 2032 Notes are not available to retail in the European Economic Area or the United Kingdom.

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 18, 2025

The communication of this term sheet and any other document or materials relating to the issue of the 2032 Notes is not being made, and this term sheet and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, this term sheet and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This term sheet and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This term sheet and any other document or materials relating to the issue of the 2032 Notes are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this term sheet and any other document or materials relating to the issue of the 2032 Notes relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this term sheet or any other documents and/or materials relating to the issue of the 2032 Notes or any of their contents.

The Issuer and the Guarantor have filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. The offer is being made only by means of a prospectus and related prospectus supplement. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by contacting Barclays Capital Inc. by telephone at +1 (888) 603-5847, BofA Securities, Inc. by telephone at +1 (800) 294-1322, Mizuho Securities USA LLC telephone at +1 (866) 271-7403, Santander US Capital Markets LLC by telephone at +1 (855) 403-3636, or SMBC Nikko Securities America, Inc. by email at prospectus@smbcnikko-si.com.

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 18, 2025

BHP Group Limited

Pricing Details on BHP Billiton Finance (USA) Limited 5.300% Senior Notes due 2035

Issuer:	BHP Billiton Finance (USA) Limited

Guarantor:	BHP Group Limited

Security:	5.300% Senior Notes due 2035 (the “2035 Notes”)

Principal Amount:	US$1,250,000,000

Guarantor Credit Ratings*:	A1 (stable) by Moody’s Investors Service, Inc.

A- (stable) by Standard & Poor’s Ratings Services

A (stable) by Fitch Ratings Inc.

Expected Note Ratings*:	A1 by Moody’s Investors Service, Inc. A by Fitch Ratings Inc.

Denominations:	US$2,000 and integral multiples of US$1,000

Settlement Date (T+3)**:	February 21, 2025

Guarantee:	Payment of the principal of and interest on the 2035 Notes is fully and unconditionally guaranteed by the Guarantor

Maturity Date:	February 21, 2035

Day Count:	30/360

Day Count Convention:	Following, unadjusted

Interest Rate:	5.300% per annum

Date interest starts accruing:	February 21, 2025

Interest Payment Dates:	February 21 and August 21 of each year, subject to the Day Count Convention, commencing on the First Interest Payment Date

First Interest Payment Date:	August 21, 2025

Benchmark Treasury:	4.625% due February 15, 2035

Benchmark Treasury Price:	100-19%

Benchmark Treasury Yield:	4.550%

Spread to Benchmark Treasury:	80bps

Re-offer Yield:	5.350%

Ranking:	The 2035 Notes are unsecured obligations of the Issuer and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 18, 2025

Governing Law:	New York

Optional Redemption:	Make-Whole Call: at the Treasury Rate plus 15bps at any time before November 21, 2034

Par Call at any time on or after November 21, 2034

Issue Price:	99.617%

Gross Proceeds:	US$1,245,212,500

Underwriters’ Fee:	0.450%

All-in Price:	99.167%

Proceeds to Issuer:	US$1,239,587,500

Joint Bookrunners:	Barclays Capital Inc. BofA Securities, Inc. Mizuho Securities USA LLC Santander US Capital Markets LLC SMBC Nikko Securities America, Inc.

Co-managers:	CIBC World Markets Corp. Citigroup Global Markets Inc. Credit Agricole Securities (USA) Inc. DBS Bank Ltd. MUFG Securities Americas Inc. Westpac Banking Corporation

CUSIP:	055451 BL1

ISIN:	US055451BL10

*	Ratings may be changed, suspended or withdrawn at any time and are not a recommendation to buy, hold or sell any security.
**

BHP Billiton Finance (USA) Limited expects that delivery of the 2035 Notes will be made to investors on or about February 21, 2025, which will be the third business day following the date of pricing of the 2035 Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2035 Notes prior to the first business day before the delivery of the 2035 Notes will be required, by virtue of the fact that the 2035 Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the 2035 Notes who wish to trade the 2035 Notes prior to the first business day prior to the date of delivery of the 2035 Notes should consult their advisors.

No PRIIPs or UK PRIIPs KID – No PRIIPs or UK PRIIPs key information document (KID) has been prepared as the 2035 Notes are not available to retail in the European Economic Area or the United Kingdom.

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 18, 2025

The communication of this term sheet and any other document or materials relating to the issue of the 2035 Notes is not being made, and this term sheet and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, this term sheet and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This term sheet and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This term sheet and any other document or materials relating to the issue of the 2035 Notes are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this term sheet and any other document or materials relating to the issue of the 2035 Notes relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this term sheet or any other documents and/or materials relating to the issue of the 2035 Notes or any of their contents.

The Issuer and the Guarantor have filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. The offer is being made only by means of a prospectus and related prospectus supplement. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by contacting Barclays Capital Inc. by telephone at +1 (888) 603-5847, BofA Securities, Inc. by telephone at +1 (800) 294-1322, Mizuho Securities USA LLC telephone at +1 (866) 271-7403, Santander US Capital Markets LLC by telephone at +1 (855) 403-3636, or SMBC Nikko Securities America, Inc. by email at prospectus@smbcnikko-si.com.